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                       COMMON STOCK UNDERWRITING AGREEMENT

                                     BETWEEN

                             RAMIUS SECURITIES, LLC

                                       AND

                         TRIANGLE PHARMACEUTICALS, INC.

                                November 1, 2000

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PROVISIONAL PATENT APPLICATION HAS BEEN FILED
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

I.    DEFINITIONS............................................................1

II.   SALE OF COMMON STOCK...................................................6
            2.1   Underwriting and Greenshoe.................................6
            2.2   Limitations on Investment Amount...........................6
            2.3   Mechanics of Notification..................................7
            2.4   Closings and Settlements...................................7
            2.5   Termination, Suspension and Modification of
                  Underwriting Obligation....................................8
            2.6   Purchase Option............................................9

III.  CONDITIONS PRECEDENT..................................................11
            3.1   Conditions Precedent to the Obligation of the
                  Underwriter to Sell Common Stock Pursuant to a
                  Capital Demand Notice.....................................11
            3.2   Due Diligence Review......................................12
            3.3   Occurrence of Material Events.............................13

IV.   REPRESENTATIONS AND WARRANTIES OF UNDERWRITER.........................13
            4.1   Authorization; Enforcement................................13
            4.2   Not an Affiliate..........................................14
            4.3   Organization and Standing.................................14
            4.4   Absence of Conflicts......................................14
            4.5   Broker-Dealer.............................................14

V.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................14
            5.1   Corporate Organization....................................14
            5.2   Capitalization and Indebtedness...........................14
            5.3   Subsidiaries..............................................15
            5.4   Authorization; Enforcement; Compliance with Other
                  Instruments...............................................15
            5.5   No Conflicts..............................................16
            5.6   Compliance with Applicable Law; Regulatory Permits........16
            5.7   Absence of Litigation.....................................16
            5.8   SEC Documents, Financial Statements.......................17
            5.9   No Undisclosed or Contingent Liabilities..................18
            5.10  [Intentionally Omitted]...................................18
            5.11  Employment Matters; ERISA Matters.........................18
            5.12  Absence of Certain Changes................................18
            5.13  Environmental Matters.....................................19
            5.14  Material Contracts........................................20
            5.15  Properties; Encumbrances..................................20


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            5.16  Insurance.................................................20
            5.17  Material Disclosure.......................................20
            5.18  Intellectual Property.....................................21
            5.19  Compliance With Food and Drug Act.........................22
            5.20  Subsidiaries..............................................22
            5.21  No Brokers................................................23
            5.22  Acknowledgment Regarding the Underwriter's Sale of
                  the Common Stock..........................................23
            5.23  Certain Transactions......................................23
            5.24  Securities Act of 1933....................................23
            5.25  Foreign Corrupt Practices.................................23
            5.26  Investment Company Status.................................23

VI.   COVENANTS.............................................................24
            6.1   [Intentionally Omitted]...................................24
            6.2   Reservation of Common Stock...............................24
            6.3   Listing of Common Stock...................................24
            6.4   Exchange Act Registration.................................24
            6.5   Legends...................................................24
            6.6   Corporate Existence.......................................24
            6.7   Additional SEC Documents..................................24
            6.8   Registration Requirements.................................24
            6.9   Registration Procedures...................................25
            6.10  Information by Underwriter................................26
            6.11  No Other Similar Agreements...............................26
            6.12  No Short Selling..........................................26

VII.  ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION..................26
            7.1   Successors and Assigns....................................26
            7.2   Entire Agreement; Amendment...............................26
            7.3   Publicity.................................................26
            7.4   Termination...............................................26

VIII. NOTICES; COSTS AND EXPENSES...........................................27
            8.1   Notices...................................................27
            8.2   Costs and Expenses........................................29

IX.   INDEMNIFICATION AND CONTRIBUTION......................................29
            9.1   Indemnification...........................................29
            9.2   Contribution..............................................31

X.    GOVERNING LAW; MISCELLANEOUS..........................................32
            10.1  Governing Law.............................................32
            10.2  Counterparts..............................................32
            10.3  Headings..................................................32
            10.4  Severability..............................................32


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            10.5  Survival..................................................32
            10.6  No Third Party Beneficiaries..............................32
            10.7  Further Assurances........................................32
            10.8  Construction..............................................32
            10.9  Equitable Relief..........................................33
            10.10 Consent to Jurisdiction...................................33


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                         List of Exhibits and Schedules

Capital Demand Notice                                         Exhibit 2.3(a)
Underwriter Sales Notice                                      Exhibit 2.3(b)

Purchase Option Notice                                        Exhibit 2.6(a)(ii)
Legal Opinions                                                Exhibit 3.1(g)(i)
Legal Opinions                                                Exhibit 3.1(g)(ii)
Officer's Certificate                                         Exhibit 3.1(i)
Instructions to the Underwriter's Clearing Broker             Exhibit 3.1(l)
Irrevocable Transfer Agent Instructions                       Exhibit 3.1(m)
Notice of Blocking Period                                     Exhibit 3.3
Issuance of Common Stock                                      Schedule 2.2

Jurisdictions of Company and Subsidiaries                     Schedule 5.1
Company's Subsidiaries                                        Schedule 5.3(a)
Material Intellectual Property and Material Intellectual
Property Contracts                                            Schedule 5.18(a)


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                                CROSS REFERENCES

Defined Term
------------

"Advice"                                              Section 3.3
"Affiliate"                                           Section 1
"Agreement"                                           Preamble
"Blue Sky Laws"                                       Section 6.8
"Block Trades"                                        Section 1
"Blocking Event"                                      Section 2.5(a)(vi)
"By-laws"                                             Section 5.2(a)
"Business Intellectual Property"                      Section 1
"Business Trade Secrets"                              Section 5.18(j)
"Capital Demand Notice"                               Section 1
"Capital Stock"                                       Section 1
"Certificate of Incorporation"                        Section 5.2(a)
"Claims"                                              Section 9.1(a)
"Closing Date"                                        Section 1
"Code"                                                Section 5.11
"Commission"                                          Section 2.4(d)
"Commitment Period"                                   Section 1
"Common Stock"                                        Recitals
"Company"                                             Preamble
"Company Permits"                                     Section 5.6
"Condition Precedent Date"                            Section 3.1
"Deemed Receipt"                                      Section 3.3
"Designated Officer"                                  Section 1
"DTC"                                                 Section 2.4(b)
"Due Diligence Materials"                             Section 3.2(a)
"Due Diligence Period"                                Section 1
"Due Diligence Request List"                          Section 1
"DWAC"                                                Section 2.4(b)
"Environmental Laws"                                  Section 5.13
"ERISA"                                               Section 5.11
"Exchange Act"                                        Section 1
"GAAP"                                                Section 5.8(a)
"Governmental Entity"                                 Section 1
"Hard Floor Price"                                    Section 1
"Hazardous Substance"                                 Section 5.13
"Indemnified Damages"                                 Section 9.1(a)
"Indemnified Party"                                   Section 9.1(b)
"Indemnified Person"                                  Section 9.1(a)
"Intellectual Property"                               Section 1
"Intellectual Property Contracts"                     Section 1
"Knowledge"                                           Section 1
"Licensed Intellectual Property"                      Section 1
"Liens"                                               Section 5.15
"Material Adverse Effect"                             Section 1
"Material Contracts"                                  Section 5.14(a)
"Maximum Draw Down Amount"                            Section 1


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"Minimum Draw Down Amount"                            Section 1
"Minimum Share Amount"                                Section 1
"NASD"                                                Section 3.1(f)
"Notice"                                              Section 6.9(e)
"Notice of Blocking Period"                           Section 3.3
"Organic Change"                                      Section 2.6(b)(iii)
"Owned Intellectual Property"                         Section 1
"Permitted Transferee"                                Section 7.1
"Person"                                              Section 1
"Plans"                                               Section 1
"Preferred Stock"                                     Section 5.2(a)
"Principal Market"                                    Section 1
"Prospectus"                                          Section 1
"Purchase Option"                                     Section 2.6(a)(i)
"Purchase Option Issuance Date"                       Section 1
"Purchase Option Exercise Price"                      Section 1
"Purchase Option Expiration Date"                     Section 1
"Purchase Option Notice"                              Section 2.6(a)(ii)
"Purchase Option Share Amount"                        Section 1
"Qualified Daily Trading Limit"                       Section 1
"Registered"                                          Section 1
"Registrable Securities"                              Section 1
"Registration Statement"                              Section 2.5(a)(i)
"Releases"                                            Section 5.13
"SEC"                                                 Section 2.5(a)(i)
"SEC Documents"                                       Section 5.8
"SEC Filings"                                         Section 1
"Securities Act"                                      Section 1
"Selling Period"                                      Section 1
"Selling Period Obligation"                           Section 1
"Settlement"                                          Section 1
"Settlement Date"                                     Section 1
"Significant Subsidiaries"                            Section 5.20
"Subsidiaries                                         Section 5.3
"Suit"                                                Section 5.18(c)
"Tax Return"                                          Section 1
"Taxes"                                               Section 1
"Trading Day"                                         Section 1
"Transfer Agent"                                      Section 1
"Underwriter"                                         Preamble
"Underwriter's Clearing Broker"                       Section 1
"Underwriting Price"                                  Section 1
"Underwriter Sales Notice"                            Section 2.3(b)
"Violations"                                          Section 9.1(a)
"VWAP"                                                Section 1
"WARN"                                                Section 5.11


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                       COMMON STOCK UNDERWRITING AGREEMENT

            COMMON STOCK UNDERWRITING AGREEMENT dated as of November 1, 2000 (the "Agreement"), between Ramius Securities, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Underwriter"), and Triangle Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

            WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company may elect from time to time to issue and sell through the Underwriter up to $100 million of the Company's Common Stock, $.001 par value per share (the "Common Stock");

            NOW, THEREFORE, the parties hereto agree as follows:

I. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

            "Agreement" shall mean this Common Stock Underwriting Agreement dated as of November 1, 2000 between the Underwriter and the Company.

            "Block Trades" shall mean block trades greater than 50,000 shares.

            "Blocking Event" shall mean an event described in Subsection 2.5(a)(i),(ii),(iii),(iv),(v) or (vi).

            "Business Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

            "Capital Demand Notice" shall mean the written notice, in the form attached hereto as Exhibit 2.3(a), delivered by a Designated Officer of the Company to the Underwriter on any Trading Day during the Commitment Period pursuant to Section 2.3.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

            "Closing Date" shall mean, with respect to each sale of Common Stock subject to the conditions contained herein, each Trading Day that the Underwriter delivers an Underwriter Sales Notice to the Company and the date on which the Underwriter delivers a Purchase Option Notice to the Company.

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

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            "Commission" shall have the meaning set forth in Section 2.4(d).

            "Commitment Period" shall mean the period commencing on the date hereof and expiring on the earliest to occur of (a) the election by the Company or the Underwriter to terminate the Underwriter's obligation to sell, as the Company's Underwriter, on a best efforts basis, Common Stock pursuant to Section
7.4 herein, (b) the date occurring on the three year anniversary of the date hereof or (c) the date that the Underwriter has sold an aggregate of $100 million of Common Stock pursuant to Capital Demand Notices (without regard to the Purchase Option).

            "Common Stock" shall mean the common stock of the Company, $.001 par value per share.

            "Company" shall mean Triangle Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware.

            "Deemed Receipt" shall have such definition as provided in Section 3.3.

            "Designated Officer" shall mean the Chief Executive Officer, the President, the General Counsel or the Chief Financial Officer of the Company or such other person as designated by any of them in writing.

            "DTC" shall mean The Depository Trust Company.

            "Due Diligence Period" shall mean (i) with respect to the first Capital Demand Notice delivered by the Company hereunder, the period commencing on the Trading Day that the Company delivers or makes available all of the Due Diligence Materials and ending on the seventh (7th) Trading Day thereafter or
(ii) with respect to each subsequent Capital Demand Notice, the period commencing on the Trading Day that the Company delivers or makes available the Due Diligence Materials and ending on the later of (x) the second (2nd) Trading Day thereafter or (y) if there have been more than forty-five (45) days since the end of the immediately preceding Selling Period, the fifth (5th) Trading Day after the beginning of such Due Diligence Period.

            "Due Diligence Request List" shall mean, (i) with respect to the initial due diligence review conducted by the Underwriter, its advisors and representatives, the form of initial due diligence request list previously delivered to the Company by the Underwriter or (ii) with respect to subsequent due diligence reviews conducted by the Underwriter, its advisors and representatives, the form of subsequent due diligence request lists previously delivered to the Company by the Underwriter.

            "DWAC" shall mean the Deposit and Withdrawal At Custodian system.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

            "Hard Floor Price" shall be set by the Company in its sole discretion in each Capital Demand Notice and such Hard Floor Price may be different in each Capital Demand Notice, provided, however, that the Hard Floor Price may not be less than $4.00 per share.


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            "Intellectual Property" shall mean all foreign and domestic (i)
trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registration for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, "Trademarks"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (v) all other intellectual property or proprietary rights resulting in causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

            "Intellectual Property Contracts" shall mean all agreements concerning the Business Intellectual Property, including without limitation agreements granting the Company rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

            "Knowledge" shall mean the actual or deemed awareness or understanding of the executive officers of the Company or the Underwriter after diligent inquiry.

            "Licensed Intellectual Property" shall mean the Intellectual Property rights that the Company is licensed or otherwise permitted by other Persons to use.

            "Material Adverse Effect" shall mean any material adverse effect on
(i) the business, operations, properties, conditions (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or
(ii) the ability of the Company to enter into and perform its obligations under this Agreement and under the agreements or instruments to be entered into or filed in connection herewith or therewith.

            "Maximum Draw Down Amount" shall mean the maximum dollar amount the Underwriter may sell, as the Company's Underwriter, on a best efforts basis, of shares of Common Stock pursuant to a Capital Demand Notice, which number shall be equal to 110% of the Minimum Draw Down Amount specified in such Capital Demand Notice.

            "Minimum Draw Down Amount" shall mean the minimum dollar amount the Underwriter is obligated to sell in shares of Common Stock pursuant to a Capital Demand Notice; provided, however, that the Minimum Draw Down Amount shall be subject to the limitations in Sections 2.1 and 2.2; provided further, that the Minimum Draw Down Amount shall not be more than 15% of the aggregate number of shares of Common Stock traded on each Trading Day during the Selling Period, as reported by Bloomberg Financial LP using the AQR function multiplied by the volume weighted average of the VWAP on each Trading Day during such fifteen Trading Day period; provided, that the number of shares traded on each Trading Day, as used pursuant to the above proviso, shall be zero for any Trading Day that the VWAP is below the Hard Floor Price.


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            "Minimum Share Amount" shall mean the quotient of the Minimum Draw
Down Amount divided by the Underwriting Price.

            "Notice of Blocking Period" shall mean the notice delivered by the Company to the Underwriter pursuant to Section 3.3, in the form attached hereto as Exhibit 3.3.

            "Owned Intellectual Property" shall mean Intellectual Property owned by the Company.

            "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

            "Plans" means every employee benefit plan (whether or not subject to ERISA), including, but not limited to, each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit for the benefit of employees or former employees (or dependents or beneficiaries thereof) of the Company (or as to which the Company may otherwise have any liability (whether actual or contingent), whether funded, insured or self-funded or whether written or oral, maintained, contributed to or required to be contributed to by the Company or any of member of its controlled group (determined in accordance with Section 4001(a)(14) of ERISA).

            "Principal Market" shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is at the time or becomes the principal trading exchange or market for the Common Stock.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

            "Purchase Option Issuance Date" shall mean the date hereof.

            "Purchase Option Exercise Price" shall mean $13.00 per share, subject to adjustment pursuant to Section 2.6(b).

            "Purchase Option Expiration Date" shall mean the earliest to occur of (i) the third anniversary of the Purchase Option Issuance Date and (ii) the exercise in full of the Purchase Option.

            "Purchase Option Share Amount" shall mean 300,000 shares, subject to adjustment pursuant to Section 2.6(b).

            "Qualified Daily Trading Limit" shall mean the lesser of (a) the Minimum Draw Down Amount divided by the Hard Floor Price, the result of which is divided by the number of trading days in the Selling Period, and (b) 15% of the aggregate number of shares of Common Stock (excluding Block Trades) traded on each Trading Day of any Selling Period, as reported by Bloomberg Financial LP using the AQR function; provided, that the Qualified Daily Trading Limit shall be zero for any Trading Day that the VWAP is below the Hard Floor Price.

            The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing an appropriate registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.


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            "Registered" shall mean issued, registered, renewed or the subject of a pending application.

            "Registrable Securities" shall mean any shares of Common Stock issued or issuable pursuant to this Agreement (including shares of Common Stock issuable in connection with the exercise of the Purchase Option).

            "Registration Statement" shall mean a registration statement of the Company relating to Common Stock issuable pursuant to this Agreement (including shares of Common Stock issuable in connection with the exercise of the Purchase Option), as amended or supplemented from time to time.

            "SEC" shall mean the Securities and Exchange Commission.

            "SEC Filings" shall mean the Registration Statement and all exhibits, financial statements and schedules included therein and documents incorporated by reference therein, including, but not limited to, the Company's Form 10-K for the fiscal year ended December 31, 1999, its Form 10-Q for the fiscal quarters ended March 31, 2000, and June 30, 2000, and all other filings made by the Company after the date hereof pursuant to the Exchange Act, and all exhibits and attachments thereto.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Period" shall mean the period commencing at the opening of the first (1st) Trading Day following the expiration of the Due Diligence Period and ending at the closing of the fifteenth (15th) Trading Day thereafter.

            "Selling Period Obligation" shall mean, during any Selling Period, the lesser of (i) the Minimum Share Amount and (ii) the sum of the Qualified Daily Trading Limit for each Trading Day during such Selling Period; provided, however, that the Selling Period Obligation may be deemed to be zero, at the Underwriter's sole option, if the VWAP shall be below the Hard Floor Price for five consecutive Trading Days during such Selling Period; provided further, that the Underwriter's obligation to sell shares of Common Stock pursuant to a Capital Demand Notice shall be null and void if the Selling Period Obligation multiplied by the Underwriting Price is less than $100,000.

            "Settlement" shall mean the delivery, on the Settlement Date, of the shares of the Company's Common Stock into the Company's DTC account.

            "Settlement Date" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the Trading Day no later than three days (or such lesser time period as is mandated under "regular ways" settlement on the Principal Market) following each Closing Date.

            "Significant Subsidiaries" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Tax Return" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

            "Taxes" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use,


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property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

            "Trading Day" shall mean any day (from 9:30 a.m. to 4:00 p.m., Eastern time) during which the Principal Market shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited.

            "Transfer Agent" shall mean American Stock Transfer & Trust Company.

            "Triggering Amount" shall mean, for any Capital Demand Notice, the product of (i) 15% of the aggregate number of shares of Common Stock traded on each Trading Day of the fifteen (15) Trading Day period ending on the Trading Day immediately prior to the first Trading Day of the Selling Period, as reported by Bloomberg Financial LP using the AQR function, multiplied by (ii) the volume weighted average of the VWAP on each Trading Day during such fifteen
(15) Trading Day period.

            "Underwriter" shall mean Ramius Securities, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

            "Underwriter's Clearing Broker" shall mean Bear Stearns Securities Corp.

            "Underwriter Sales Notice" shall mean the notice delivered by the Underwriter to the Company and to the Transfer Agent pursuant to Section 2.3(b) in the form attached hereto as Exhibit 2.3(b).

            "Underwriting Price" shall mean 95.75% of the VWAP during each Trading Day of the Selling Period provided, that if the VWAP for any Trading Day during the Selling Period is at or below the Hard Floor Price, the VWAP for such day shall be deemed to be the Hard Floor Price.

            "VWAP" shall mean the daily volume weighted average price per share (based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern time) of the Common Stock on the Principal Market (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function and eliminating any Block Trades.

II. SALE OF COMMON STOCK.

      2.1 Underwriting and Greenshoe.

            (a) Underwritings. Subject to the terms and conditions set forth herein, during the Commitment Period the Company may elect to deliver a Capital Demand Notice. Upon the Company's delivery of such Capital Demand Notice, the Underwriter, subject to the limitations of Section 2.2(a), agrees, during the Selling Period corresponding to such Capital Demand Notice, to sell, on behalf of the Company and on a best efforts basis, the number of shares of the Company's Common Stock equal to the Minimum Share Amount. The Minimum Draw Down Amount specified in any Capital Demand Notice shall not be less than $1,000,000 nor more than $30,000,000.

            (b) Greenshoe. The Underwriter shall be entitled, but not obligated, to sell, as the Company's Underwriter, on a best efforts basis, the number of shares of Common Stock equal to (A) the quotient of (x) the difference between the Maximum Draw Down Amount and (y) the Minimum Draw Down Amount divided by (B) the Underwriting Price.


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      2.2 Limitations on Investment Amount.

            (a) Selling Period Obligations. The Underwriter shall only be obligated during any Selling Period to sell a number of shares equal to the Selling Period Obligation. If during any Selling Period the Company shall issue any shares of Common Stock (other than shares of Common Stock issued under this Agreement, and other than as set forth on Schedule 2.2. The Underwriter may in its sole discretion elect to eliminate any obligation of the Underwriter during the remainder of such Selling Period. The Underwriter shall notify the Company of such election, if any, on the Trading Day immediately preceding the Closing Date relating to the last Trading Day of the Selling Period.

            (b) In addition, if the Triggering Amount prior to any Selling Period is less than $500,000, the Underwriter shall have no obligation to sell shares of the Company's Common Stock during the Selling Period, unless the Company undertakes to pay the Underwriter's due diligence fees for the calendar quarter in which the Selling Period occurs (up to $4,000 for such quarter); provided, however, that the Underwriter shall have no obligation to sell shares of the Company's Common Stock during the Selling Period if the Triggering Amount is less than $300,000 (regardless of whether the Company undertakes to pay the Underwriter's due diligence fees).

      2.3 Mechanics of Notification.

            (a) Capital Demand Notice. On any Trading Day during the Commitment Period, the Designated Officer may deliver a written notice, in the form attached hereto as Exhibit 2.3(a), by facsimile and electronic mail, to the Underwriter (a "Capital Demand Notice"). The Capital Demand Notice must specify each of the Minimum Draw Down Amount, the Maximum Draw Down Amount and the Hard Floor Price. A Capital Demand Notice shall be irrevocable. The Company may issue as many Capital Demand Notices as it may elect during the Commitment Period but may not deliver a new Capital Demand Notice during an existing Selling Period.

            (b) Underwriter Sales Notice. Prior to 8:00 p.m. Eastern time on each Trading Day during the Selling Period when the Underwriter has sold shares of Common Stock, the Underwriter shall deliver a notice to the Company and to the Transfer Agent in the form of Exhibit 2.3(b) attached hereto (an "Underwriter Sales Notice") setting forth the number of shares of Common Stock that the Underwriter has sold and the Underwriting Price on such Trading Day.

            (c) Date of Delivery of Notices. Except as otherwise provided herein, any notices delivered by the Company to the Underwriter or by the Underwriter to the Company hereunder shall be in accordance with the terms set forth in Section 8.1.

      2.4 Closings and Settlements.

            (a) Brokerage Account. The Company must have a brokerage account with the Underwriter prior to the date on which the Company delivers a Capital Demand Notice, into which account the proceeds of any sale of Common Stock, net of any amounts payable under Section 2.4(d), shall be deposited.

            (b) Deliveries. The Company shall credit the number of shares of Common Stock set forth in the Underwriter Sales Notice by the Settlement Date to the Company's or its designee's balance account with The Depository Trust Company ("DTC") through DWAC or deliver such shares by such other means as may be mutually agreed upon by the parties. In addition to the requirements of
Article III, prior to each Closing Date, each of the Company and the Underwriter shall deliver all other documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

Agreement in order to implement and effect the transactions contemplated herein.

            (c) Company's Failure to Deliver Shares. If the Company shall fail to deliver shares of Common Stock to the Underwriter by the Settlement Date, the Underwriter shall send a written notice to the Company advising the Company that such shares have not been received. If, after such notice, the Company shall fail to issue shares of Common Stock by the fifth Business Day after the Settlement Date for such shares, the Company shall pay damages to the Underwriter equal to any actual damages incurred by the Underwriter because of the Company's failure to deliver such required shares, including damages resulting from the Underwriter's need, as determined by the Underwriter in its sole discretion, to "unwind" any and all sales of the Company's Common Stock made during the Selling Period and to reimburse any and all purchasers for their completed purchases of the Company's Common Stock. Moreover, if the shares have not been delivered by such date, the Underwriter will not be obligated to pay the Company (unless the Company has already paid the Underwriter's actual damages, if any, incurred during such Selling Period) for any shares sold by the Underwriter or that the Underwriter agreed to sell or was obligated to sell during the Selling Period nor will the Underwriter be obligated to engage in any further efforts to sell the Company's Common Stock during the remainder of the Selling Period. In addition, if the shares have not been delivered by the Company by the fifth Business Day after the Settlement Date, at the Underwriter's sole option, it may terminate this Agreement.

            (d) Underwriter's Commission. During the Selling Period, the Company will pay the Underwriter, at the end of each Trading Day, a commission (the "Commission") equal to the difference, if any, between (i) the daily gross proceeds from sales of shares minus (ii) the aggregate number of shares sold multiplied by the Underwriting Price. Such Commission will be deducted from the Company's account at the end of each Trading Day during a Selling Period. In the event that the Commission shall equal a negative amount, such Commission shall not be paid by the Underwriter to the Company at the end of such Trading Day, but rather shall be accumulated and credited against the next Commission(s) payable by the Company to the Underwriter. Immediately following the Selling Period, the Underwriter shall pay to the Company any accumulated amounts which have not so credited.

      2.5 Termination, Suspension and Modification of Underwriting Obligation.

            (a) Blocking Events. The Underwriter shall not be obligated to sell any shares of Common Stock from the Company pursuant to any Capital Demand Notice, nor shall a Capital Demand Notice be delivered at any time during the Commitment Period, when there shall exist any one or more of the following:

                  (i) the withdrawal or suspension of the effectiveness of a registration statement (the "Registration Statement") for the registration of not less than the number of shares of Common Stock equal to, for any Capital Demand Notice, the Maximum Draw Down Amount divided by the Hard Floor Price, plus the maximum number of shares of Common Stock issuable pursuant to the Purchase Option, which Registration Statement shall have been declared effective by the Securities and Exchange Commission (the "SEC");

                  (ii) the failure of the Common Stock issuable hereunder to be validly listed on the Principal Market;

                  (iii) the Company's failure to satisfy the requirements of
Section 3.1 or 3.2;

                  (iv) any failure or interruption in the compliance by the Company with any of the covenants provided in Article VI;

                  (v) any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the


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

assets of the Company to, another entity; or

                  (vi) receipt or Deemed Receipt (as provided in Section 3.3) by the Underwriter of a Notice of Blocking Period (each of (i), (ii), (iii), (iv),
(v) or (vi) a "Blocking Event").

The Company shall be obligated to notify the Underwriter in writing using the form attached hereto as Exhibit 3.3 immediately upon the occurrence of a Blocking Event.

            Reduction or Elimination of Underwriter Obligation to Sell During Any Selling Period or Extension of Selling Period. In the event that a Blocking Event occurs during a Selling Period, at the option of the Underwriter, (i) the Selling Period, and therefore the Underwriter's obligations, shall be extended by the number of Trading Days that such Blocking Event exists or (ii) unless such Blocking Event is waived in writing by the Underwriter, the obligation of the Underwriter to sell shares of Common Stock during such Selling Period shall be canceled for such Selling Period and the Underwriter shall be entitled to rescind any sales made during such Selling Period, whether or not the Settlement of such sales has occurred prior to such Blocking Event, and the Company shall be liable for all actual damages incurred by the Underwriter caused by the occurrence of the Blocking Event.

            If the Underwriter has sold shares of Common Stock during the Selling Period and the Settlement of such sales has not occurred prior to the occurrence of a Blocking Event, the Company shall use, subject to Section 6.8, its reasonable best efforts to take all actions necessary to cure such Blocking Event, if curable, within 24 hours, provided, however, that the Company shall not be required to disclose any material information relating to a proposed transaction or event that constitutes a Blocking Event prior to such time as the Company would generally, based on advice from counsel, disclose such transaction or event.

      2.6 Purchase Option.

            (a) Purchase Option.

                  (i) The Company hereby grants to the Underwriter the right to purchase, on the terms and conditions set forth in this Section 2.6, that number of shares of Common Stock equal to the Purchase Option Share Amount (the "Purchase Option").

                  (ii) The Purchase Option may be exercised at any time and from time to time by the Underwriter on or after the Purchase Option Issuance Date but prior to the Purchase Option Expiration Date by written notice to the Company of its desire to so exercise in the form of Exhibit 2.6(a)(ii) attached hereto (a "Purchase Option Notice"), accompanied by payment therefor in the amount of the Purchase Option Exercise Price multiplied by the number of shares of Common Stock for which the Purchase Option is then being exercised. Payment of the Purchase Option Exercise Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified or official bank check payable to the order of the Company or by wire transfer to its account, (ii) by cancellation of such number of shares of Common Stock specified by the Underwriter otherwise issuable to the Underwriter upon such exercise, such that the excess of the aggregate closing price on the Trading Day immediately prior to date of exercise of such specified number of shares over the portion of the Purchase Option Exercise Price attributable to such shares shall equal the Purchase Option Exercise Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the

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

Company for cancellation by delivery through DWAC of shares of Common Stock of the Company owned by the Underwriter (or delivery of certificates representing the shares of Common Stock of the Company properly endorsed for transfer in blank) having an aggregate closing price on the Trading Day immediately prior to the date of exercise equal to the Purchase Option Exercise Price. In the event that the Purchase Option is exercised in part, the Purchase Option Share Amount shall be reduced by that number of shares of Common Stock that the Underwriter has exercised and the Purchase Option relating to the remainder of the Purchase Option Share Amount shall remain in full force and effect.

            (b) Adjustment to Purchase Option Exercise Price, Dilution and Other Events. In order to prevent dilution of the rights granted under the Purchase Option, the Purchase Option Share Amount and the Purchase Option Exercise Price will be subject to adjustment from time to time as provided in this Section 2.6(b). Any such adjustments will be applicable to the Purchase Option if not yet exercised.

                  (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Underwriter shall be entitled to receive the number of shares of Common Stock or other securities exercisable for shares of Common Stock, as applicable, which the Underwriter would have been entitled to after the declaration and payment of such dividend or other distribution as if the Purchase Option then held by the Underwriter had been exercised immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                  (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Purchase Option Share Amount and the Purchase Option Exercise Price in effect immediately prior thereto shall be adjusted so that the Underwriter shall receive the number of shares of Common Stock at the exercise price which the Underwriter would have been entitled after the happening of any and each of the events described above if the Underwriter had exercised the Purchase Option held by the Underwriter immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective. Additional shares of Common Stock deemed to have been issued pursuant to this Section 2.6(b) shall be deemed to have been issued for no consideration.

                  (iii) Organic Changes. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets (in one or a series of related transactions) to another person or entity or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". In case the Company shall effect an Organic Change, then the Company will make appropriate provision (in form and substance reasonably satisfactory to the Underwriter) to insure that the provisions of this Section 2.6(b)(iii) will thereafter be applicable to the Purchase Option (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Purchase Option Share Amount and the Purchase Option Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected would result in the Purchase Option Share Amount or the Purchase Option Exercise Price being adversely affected compared to the Purchase Option Share Amount or the Purchase Option Exercise Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change

PROVISIONAL PATENT APPLICATION HAS BEEN FILED unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Underwriter), the obligation to deliver to the Underwriter such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Underwriter may be entitled to acquire or receive. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

            (iv) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2.6(b). Without limiting the generality of the foregoing, the Company (A) shall not take any action which results in any adjustment of the Purchase Option Exercise Price or the Purchase Option Share Amount if the total number of shares of Common Stock issuable after the action upon the exercise of the Purchase Option would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise and (B) shall not permit the par value of any shares of stock receivable upon the exercise of the Purchase Option to exceed the amount payable therefor upon such exercise.

III. CONDITIONS PRECEDENT.

      3.1 Conditions Precedent to the Obligation of the Underwriter to Sell Common Stock Pursuant to a Capital Demand Notice. The obligation of the Underwriter to sell Common Stock, as the Company's Underwriter, on a best efforts basis, pursuant to a Capital Demand Notice is subject to the satisfaction, on the date of delivery of a Capital Demand Notice, and on each applicable Closing Date (each a "Condition Precedent Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Underwriter:

            (a) Effective Registration Statement. The Registration Statement shall be in effect and shall remain effective on each Condition Precedent Date and (i) neither the Company nor the Underwriter shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or related Prospectus shall exist.

            (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company, as set forth in this Agreement, without taking into account any materiality qualifications therein, shall be true and correct in all material respects as of each Condition Precedent Date as though made at each such time (except for representations and warranties made as of a specific date).

            (c) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Precedent Date.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

            (e) Adverse Changes. Except as disclosed pursuant to public filings under the Exchange Act, since the date

PROVISIONAL PATENT APPLICATION HAS BEEN FILED through which the most recent quarterly report of the Company on Form 10-Q (or annual report on Form 10-K if more recent) has been prepared and filed with the SEC, no event which had or is reasonably likely to have a Material Adverse Effect has occurred.

            (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. ("NASD"), and the Common Stock to be issued hereunder (including the Common Stock issuable upon exercise of the Purchase Option) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing Date (including the Common Stock issuable upon exercise of the Purchase Option), if any, shall not violate the shareholder approval requirements of the Principal Market.

            (g) Legal Opinions. The Company shall have caused to be delivered to the Underwriter, on the Trading Day immediately prior to the first Trading Day of each Selling Period, a legal opinion of the Company's one or more outside counsel, containing the opinions set forth in Exhibit 3.1(g)(i) hereto. In addition, the Company shall have caused to be delivered to the Underwriter on the Trading Day immediately prior to the first Trading Day of the first Selling Period following the filing of any SEC Filings to be incorporated by reference into the Registration Statement or any amendment thereto (including, but not limited to, any filings on Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K), a legal opinion of the Company's one or more outside counsel containing the opinions set forth in Exhibit 3.1(g)(ii) hereto, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.

            (h) Accountant's Letter. On the Trading Day immediately prior to the first Trading Day of the first Selling Period following the filing of any SEC Filings to be incorporated by reference into the Registration Statement or any amendment thereto (including, but not limited to, any filings on Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, or Form 8-K), the Company shall have furnished to the Underwriter a comfort letter of its independent auditors in customary form, including a statement to the effect that they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Underwriter with respect to certain financial information contained in the Registration Statement.

            (i) Officer's Certificate. The Company shall have delivered to the Underwriter, on the first Closing Date of each Selling Period, a certificate in the form attached hereto as Exhibit 3.1(i), executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

            (j) Due Diligence. The Underwriter shall have been reasonably satisfied with the Due Diligence Materials pursuant to Section 3.2 and to the adequacy of the disclosure contained in the Registration Statement.

            (k) [Intentionally Omitted].

            (l) Clearing Broker Instructions. The Company shall have issued instructions to the Underwriter's Clearing Broker (in the form attached hereto as Exhibit 3.1(l)) to release the Commission at the Underwriter's request. The Company shall also cooperate with the Underwriter to provide the Underwriter's Clearing Broker with any additional documentation requested thereby in connection with payment of Commissions to the Underwriter.

            (m) Transfer Agent Instructions. The Company shall have issued instructions to its Transfer Agent (in the

PROVISIONAL PATENT APPLICATION HAS BEEN FILED form attached hereto as Exhibit 3.1(m)) to issue certificates, or at the Underwriter's request, to electronically issue such shares (e.g., through DWAC or DTC) (such electronic issuance to be made only if such shares have been registered under the 1933 Act), registered in the name of the Underwriter or its respective nominee(s), for the Common Stock issuable under this Agreement.

            (n) Account. The Company must have an account open with the Underwriter.

      3.2 Due Diligence Review.

            (a) Upon delivery of a Capital Demand Notice, the Company shall also deliver or make available, during normal business hours, for inspection and review by the Underwriter, advisors to and representatives of the Underwriter (who may or may not be affiliated with the Underwriter), all such information reasonably requested in the applicable Due Diligence Request List (the "Due Diligence Materials") (including, without limitation, responses to all questions and other inquiries reasonably made or submitted therein), for the sole purpose of enabling the Underwriter and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

            (b) Prior to disclosure of material non-public information to the Underwriter, advisors to or representatives of the Underwriter, the Company shall identify such information as being material nonpublic information and provide the Underwriter, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. If the Company discloses material nonpublic information to the Underwriter, advisors to or representatives of the Underwriter prior to disclosure of such information in a registration statement, prospectus or amendment thereto, such event shall constitute a Blocking Event pursuant to Section 2.5(a).

      3.3 Occurrence of Material Events. If the Company's management determines in its good faith judgment (i) that it is required or advisable to do so or (ii) that any fact exists or any event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, the Company shall notify the Underwriter using the form attached hereto as Exhibit 3.3 (a "Notice of Blocking Period") that it may not sell the Registrable Securities pursuant to any Registration Statement or prospectus; provided, that if the Underwriter reasonably believes, after advice from its attorneys and notice to the Company after consultation with the Company, that a fact exists or an event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, then the Company shall have been deemed to have delivered a Notice of Blocking Period to the Underwriter ("Deemed Receipt"). The Underwriter agrees by sale of the Registrable Securities that, upon receipt of a Notice of Blocking Period from the Company of the existence of any fact of the kind described in the immediately preceding sentence, the Underwriter shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Underwriter receives (i) copies of the supplemented or amended prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company in connection with any such notice, each Underwriter will deliver to the Company (at the Company's expense) all copies, other than permanent file

PROVISIONAL PATENT APPLICATION HAS BEEN FILED copies then in such Underwriter's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

IV. REPRESENTATIONS AND WARRANTIES OF UNDERWRITER.

            The Underwriter represents and warrants to the Company as follows:

      4.1 Authorization; Enforcement. The Underwriter has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Underwriter. No other proceedings on the part of Underwriter are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Underwriter and is a valid and binding agreement of the Underwriter enforceable against it in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to, or affecting generally the enforcement of, applicable creditors' rights and remedies.

      4.2 Not an Affiliate. The Underwriter is not an officer, director or Affiliate of the Company.

      4.3 Organization and Standing. The Underwriter is duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

      4.4 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate the provision of any indenture, instrument or agreement to which the Underwriter is a party or is subject, or by which the Underwriter or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Underwriter to any third party.

      4.5 Broker-Dealer. The Underwriter is a registered broker-dealer under the Exchange Act and is a member in good standing of the NASD.

V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as disclosed in the Schedules delivered by the Company to the Underwriter on the date hereof, the Company represents and warrants to the Underwriter as follows:

      5.1 Corporate Organization. Each of the Company and its Subsidiaries (a complete list of which is set forth in Schedule 5.3(a)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own or lease and operate its properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so

PROVISIONAL PATENT APPLICATION HAS BEEN FILED qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect and all of which jurisdictions in which either the Company or its Subsidiaries are or believes they should be duly qualified is set forth on Schedule 5.1 hereto.

      5.2 Capitalization and Indebtedness.

            (a) As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which as of the date hereof, 38,313,803 shares are issued and outstanding, and 5,000,000 shares of preferred stock (the "Preferred Stock") of the Company, of which as of the date hereof no shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Filings, no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company. Except as disclosed in the SEC Filings, as of the date hereof,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries,
(ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound and (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except as provided in this Agreement). Except as disclosed in the SEC Filings, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Common Stock as described in this Agreement. The Company has furnished to the Underwriter true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

            (b) Upon issuance of the Common Stock issuable upon exercise of the Purchase Option, and payment of the Purchase Option Exercise Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Underwriter good and valid title to the Common Stock, free and clear of any liens, other than liens created by the Underwriter, and such Common Stock will be duly authorized, fully paid and nonassessable.

      5.3 Subsidiaries.

            (a) The Company does not have any Subsidiaries that own material assets or are subject to material liabilities, other than those listed on
Schedule 5.3(a) (the "Subsidiaries"). Each Subsidiary is, directly or indirectly, wholly owned by the Company.

            (b)(i) Except as disclosed in the SEC Filings, all the outstanding stock or other equity or ownership interests of each Subsidiary is owned free and clear of all material liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital Stock of any such Subsidiary.

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      5.4 Authorization; Enforcement; Compliance with Other Instruments. (i) The
Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Common Stock in accordance with the terms hereof (including the Common Stock issuable upon exercise of the Purchase Option), (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the reservation for issuance and the issuance of the Common Stock (including the Common Stock issuable upon exercise of the Purchase Option), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, and (iii) this Agreement has been duly executed and delivered by the Company. To the Knowledge of the Company, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the issuance of the Common Stock issuable upon each Closing, and the consummation of the transactions contemplated hereby in accordance with the terms hereof. The Common Stock issuable in accordance with the terms of this Agreement (including the Common Stock issuable upon exercise of the Purchase Option), upon the issuance thereof and the payment of the Underwriting Price or Purchase Option Exercise Price therefor, as applicable, in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and this Agreement, when executed and delivered, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      5.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation of the Company or its Subsidiaries or their respective By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company or any of its Subsidiaries, any note, bond, mortgage, agreement, license indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, or By-laws or its organizational charter or by-laws, respectively, or in violation of any material term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. Except as specifically contemplated by this Agreement and as required under the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market. The Company and its Subsidiaries have no Knowledge of any facts or circumstances which might give rise to any of the foregoing.

      5.6 Compliance with Applicable Law; Regulatory Permits. The businesses of the Company are not being


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

conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries possess all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"), except where failure to possess any of such Company Permits would not have a Material Adverse Effect. There is no action pending or, to the Knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits except where such conflict, default or violation would not, individually or in the aggregate, have a Material Adverse Effect.

      5.7 Absence of Litigation. Except as disclosed in the SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any Governmental Entity or arbitrator pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would have, individually or in the aggregate, a Material Adverse Effect. There are no pending, or to the Knowledge of the Company, threatened proceedings against or to the Company's Knowledge affecting the Company or any of its Subsidiaries. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

      5.8 SEC Documents, Financial Statements.

            (a) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed by the Company with the SEC, and the Registration Statement, when declared effective, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market which is, as of the date hereof, the Nasdaq National Market. The Company (i) has delivered or made available to the Underwriter or its advisor or representative true and complete copies of the SEC Documents as the Underwriter or its advisor or representative has requested from the Company and (ii) agrees to deliver or make available to the Underwriter or its advisor or representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Filings (except for the Registration Statement and the Prospectus, which are discussed below) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Filings, and none of the SEC Filings, at the time they were filed with the SEC (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the provisions of the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the SEC under Rule 424(b) under the Securities Act

PROVISIONAL PATENT APPLICATION HAS BEEN FILED complied as to form in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein. As of the date of delivery by the Underwriter of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Underwriter, such Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus. As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (b) During the three (3) years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

      5.9 No Undisclosed or Contingent Liabilities. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) disclosed in the Company's SEC Filings or (ii) incurred by the Company or any of its Subsidiaries since the date of filing the most recent SEC Document, which are in the ordinary course of business and which are consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

      5.10 [Intentionally Omitted].

      5.11 Employment Matters; ERISA Matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, there are no pending investigations involving, or any unfair labor practice charges or complaints against, the Company or any of its Subsidiaries by, or before, any Governmental Entity responsible for the enforcement of such federal, state, local or foreign laws and regulations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification.

            Neither the Company nor any of its Subsidiaries has any liability pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), except for such liability that would not,

PROVISIONAL PATENT APPLICATION HAS BEEN FILED individually or in the aggregate, have a Material Adverse Effect. Except for such failures that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Plans has been maintained and administered in accordance with its terms and applicable laws, including, without limitation, the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            Neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health or life benefits, except as required by law.

            The Company does not have any Plans intended to qualify under
Section 401(a) or 501(c) of the Code other than a Section 401(k) Plan which is a standardized prototype Plan.

      5.12 Absence of Certain Changes.

Since June 30, 2000 or the end of the most recent fiscal quarter before the delivery of each Capital Demand Notice, as the case may be, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and except in the ordinary course of business consistent with past practice there has not been:

                  (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would have a Material Adverse Effect;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                  (iii) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                  (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than (i) working lines of credit or borrowings under existing lines of credit or floor plan financing arrangements, (ii) any license fees and royalties and (iii) pursuant to any lease;

                  (v) any creation or assumption by the Company or any Subsidiary of any lien on any material asset other than in the ordinary course of business consistent with past practice;

                  (vi) any making of any loan, advance or capital contributions to or investment in any Person in excess of $500,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                  (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would have a Material Adverse Effect;

                  (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in any such case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

                  (ix) any material change in any method of accounting or accounting practice by the Company or any Subsidiary.

            (b) None of the Company or its Subsidiaries have taken any steps, and do not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

      5.13 Environmental Matters. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. "Hazardous Substance" shall include any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, medical waste, special waste or solid waste under Environmental Laws, including, but not limited to petroleum, PCBs or asbestos containing materials. "Releases" shall mean any escaping, leaking, spilling, leaking, pumping, emitting, emptying, discharging, injecting, dumping or disposing of Hazardous Substances into the environment. To the best of the Company's Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or could reasonably be expected to violate any Environmental Law or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling or Release of any Hazardous Substance.

      5.14 Material Contracts.

            (a) Other than as filed in any SEC Filings or as previously made available to the Underwriter, neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement material to the Company and its Subsidiaries taken as a whole ("Material Contracts").

            (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and, to the Knowledge of the Company, no other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

      5.15 Properties; Encumbrances. The Company owns no real property. Except as disclosed in the SEC Filings, each of the Company and its Subsidiaries has good and valid title to all material properties and assets which it purports to own (personal, tangible and intangible) free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("liens").

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

      5.16 Insurance. The Company and each of its Subsidiaries maintains reasonably adequate insurance based on customary insurance coverage for similarly situated companies in the industry.

      5.17 Material Disclosure. There is no fact, transaction or development which the Company has not disclosed to the Underwriter in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto) and any written statements, documents or certificates furnished to the Underwriter by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except with respect to transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities
Act).

      5.18 Intellectual Property.

            (a) Material Intellectual Property and material Intellectual Property Contracts are listed or described in SEC Filings or are listed on
Schedule 5.18(a).

            (b) Material risks associated with Intellectual Property and Intellectual Property Contracts are described by the Company in the SEC Filings. Except as set forth in the SEC Filings, and in particular in the statements under the Heading "Risks and Uncertainties" entitled "If we or our licensors are not able to obtain and maintain adequate patent protection for our product candidates, we may be unable to commercialize our product candidates or to prevent other companies from using our technology in competitive products";

                  (i) All material Business Intellectual Property is valid, subsisting and enforceable. No material Owned Intellectual Property has been canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. To the Company's Knowledge, no material Licensed Intellectual Property has been canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. The material Owned Intellectual Property has been used with all patent, trademark, copyright, confidential, proprietary, and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

                  (ii) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "Suit") is pending concerning any claim or position that the Company has violated any material Intellectual Property rights of a third party. To the Knowledge of the Company, no claim has been threatened or asserted against the Company or its Subsidiaries or any of their indemnitees for violation of any material Intellectual Property rights of a third party. The Company is not violating and has not violated any material Intellectual Property rights of a third party.

                  (iii) No Suit is pending concerning any claim or position that the Company, or to the Knowledge of the Company another Person, has breached any material Intellectual Property Contract. No claim has been

PROVISIONAL PATENT APPLICATION HAS BEEN FILED threatened or asserted that the Company, or to the Knowledge of the Company, another Person has breached any material Intellectual Property Contract. To the Company's Knowledge, neither the Company nor any other party to a material Intellectual Property Contract is in default or in breach of that material Intellectual Property Contract. No party to any material Intellectual Property Contract has given the Company notice of its intention to cancel, terminate or fail to renew any such Intellectual Property Contract.

                  (iv) No Suit is pending concerning the Owned Intellectual Property, including any Suit concerning a claim or position that the Owned Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company. To the Company's Knowledge, no such claim has been threatened or asserted. To the Company's Knowledge, no valid basis for any such Suits or claims exists.

                  (v) To the Company's Knowledge, no Suit is pending concerning the Licensed Intellectual Property, including any concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company. To the Company's Knowledge, no such claim has been threatened or asserted and no valid basis for any such Suits or claims exists.

                  (vi) To the Company's Knowledge, no Person is violating any material Business Intellectual Property. To the Company's Knowledge, the Company owns or otherwise holds valid rights to use all material Intellectual Property currently used by the Company.

                  (vii) To the Company's Knowledge, the Company has timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all material Registered Owned Intellectual Property. To the Company's Knowledge, the Company is in compliance with all applicable rules and regulations of such agencies with respect to Business Intellectual Property. All documentation necessary to confirm and effect the Company's ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, and all other appropriate offices.

                  (viii) The Company has taken reasonable measures to protect the secrecy, confidentiality and value of all material Trade Secrets used in the business (collectively, "Business Trade Secrets"). To the Company's Knowledge, the material Business Trade Secrets have not been disclosed to any persons or entities other than Company employees and contractors who had a need to know and use such material Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

      5.19 Compliance With Food and Drug Act.

            (a) Each of the Company and its Subsidiaries has filed with the U.S. Food and Drug Administration (the "FDA"), and with all applicable foreign, state and local regulatory bodies for, and has received approval of, all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company and each of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, foreign, state and local rules, regulations, guidelines and policies, including, but not limited to, applicable FDA, foreign, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"). Each such registration, application, license, request for exemption, permit or other regulatory authorization is valid and in full

PROVISIONAL PATENT APPLICATION HAS BEEN FILED force and effect. Except as may be disclosed in the SEC Filings, no party granting any such registration, application, license, request for exemption, permit or other regulatory authorization has taken any action, or to the Company's Knowledge, is considering limiting, suspending or revoking the same and there is no basis for any such limitation, suspension or revocation.

            (b) The human clinical trials, animal studies and other preclinical tests conducted by or on behalf of the Company and its Subsidiaries that are described in the SEC Filings (the "Company Studies") were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs or diagnostics. The descriptions of the results of such Company Studies are accurate and complete in all material respects, and the Company has no Knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the SEC Filings. Except as disclosed in the SEC Filings, neither the Company nor any Subsidiary has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or a modification which results in a materially adverse change in any Company Studies.

      5.20 Subsidiaries. None of the Subsidiaries are Significant Subsidiaries.

      5.21 No Brokers. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Underwriter relating to this Agreement for the transactions contemplated hereby.

      5.22 Acknowledgment Regarding the Underwriter's Sale of the Common Stock. The Company acknowledges and agrees that the Underwriter is acting solely as the Company's Underwriter with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Underwriter is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Underwriter or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Underwriter's sale of the Common Stock hereunder. The Company further represents to the Underwriter that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives. The Company has not provided to the Underwriter any nonpublic information that, in the opinion of the Company, is material to a decision to sell Common Stock.

      5.23 Certain Transactions. Except as disclosed in the SEC Filings and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

      5.24 Securities Act of 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the shares of Common Stock hereunder.

                  (i) The SEC has not issued any order preventing or suspending the effectiveness of the Registration Statement. The Company is currently (i) eligible to register securities, including a primary offering of,

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

and the resale of, the Common Stock purchased pursuant to this Agreement on a Registration Statement on Form S-3 under the Securities Act and (ii) in compliance with Rule 415(a)(1)(x) and Rule 415(a)(4). The Company has not distributed and, prior to the completion of the sale of the shares of Common Stock by the Underwriter, will not distribute any offering material in connection with the offer and sale of the Common Stock other than the Registration Statement, the Prospectus, the SEC Filings or other materials, if any, permitted by the Securities Act.

      5.25 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      5.26 Investment Company Status. The Company is not, and upon consummation of the sale of the Common Stock will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

VI. COVENANTS.

      6.1 [Intentionally Omitted]

      6.2 Reservation of Common Stock. The Company shall reserve, prior to the commencement of any Selling Period, such number of shares of Common Stock, free of preemptive rights, equal to the number of shares of Common Stock equal to (i) the quotient of the Maximum Draw Down Amount divided by the Hard Floor Price plus (ii) the maximum number of shares issuable upon full exercise of the Purchase Option. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may be obligated to issue by reason of adjustments to the Purchase Option and (b) stock splits and stock dividends and distributions.

      6.3 Listing of Common Stock. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock, including the shares to be issued hereunder, on a Principal Market, and as soon as reasonably practicable, but in any event prior to the commencement of the initial Selling Period, to list any additional shares of Common Stock issuable under this Agreement. The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement, and will take such other action as is necessary or desirable to cause the Common Stock issued or issuable hereunder to be listed on such other Principal Market as promptly as possible.

      6.4 Exchange Act Registration. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on

PROVISIONAL PATENT APPLICATION HAS BEEN FILED the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      6.5 Legends. The shares evidencing the Common Stock to be issued at each Closing and upon exercise of the Purchase Option shall be free of legends or stop transfer or other restrictions.

      6.6 Corporate Existence. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale or acquisition transaction involving the Company, subject to the Company complying with the terms of this Agreement.

      6.7 Additional SEC Documents. During the term of this Agreement, the Company will notify the Underwriter each time that an SEC Document is submitted to the SEC for filing.

      6.8 Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable United States state securities and takeover laws ("Blue Sky Laws") or other state laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Underwriter for purposes of maximizing the proceeds realizable by the Underwriter from such sale or distribution. The Company shall cooperate with the Underwriter and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities. Prior to the thirtieth day from the date hereof, the Company shall register the maximum number of shares of Common Stock issuable upon full exercise of the Purchase Option by filing with the SEC a post-effective amendment to the Registration Statement pursuant to the Securities Act. The Company shall keep such Registration Statement effective until the Purchase Option Expiration Date with regard to at least the maximum number of shares of Common Stock issuable pursuant to the Purchase Option, except to the extent a Blocking Event occurs pursuant to Section 3.3. If a Blocking Event occurs pursuant to Section 3.3, the Company shall use its reasonable best efforts to remove such Blocking Event as soon as possible, including the filing with the SEC of a Prospectus supplement or post-effective amendment to the Registration Statement or related Prospectus, as applicable, provided, however, that the Company shall not be required to disclose any material information relating to a proposed transaction or event prior to such time as the Company would generally, based on advice from counsel, disclose such transaction or event.

      6.9 Registration Procedures. The Company will keep the Underwriter advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

            (a) Permit the Underwriter and a single firm of counsel, initially Schulte Roth & Zabel LLP or such other counsel as thereafter designated as Underwriter's counsel by the Underwriter, to review and comment upon the Registration Statement and all amendments and supplements thereto at least five
(5) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto that relates to the transactions contemplated by this Agreement without the prior approval of such counsel, which approval shall not be unreasonably withheld;

            (b) The Company shall provide a CUSIP number, a transfer agent and registrar for all such Registrable

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

Securities;

      (c) If requested by the Underwriter, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the Underwriter requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being issued, the Underwriting Price being paid therefor and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and in connection therewith supplement or make amendments to any Registration Statement if requested by the Underwriter;

      (d) Furnish such number of Prospectuses and amendments and supplements thereto, and other documents incident thereto, as the Underwriter from time to time may reasonably request; and

      (e) Notify the Underwriter and its counsel (as designated in writing by the Underwriter) promptly, and confirm such notice (a "Notice") in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus or for additional information.

      6.10 Information by Underwriter. The Underwriter shall promptly furnish to the Company such information regarding the Underwriter and the distribution proposed by such Underwriter as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Sections 6.8 and 6.9. All information provided to the Company by the Underwriter shall be accurate and complete in all material respects and the Underwriter shall promptly notify the Company if any such information becomes incorrect or incomplete.

      6.11 No Other Similar Agreements. The Company shall refrain from entering into any other similar agreements, arrangements or understandings granting to the Company the right to issue shares of its securities to one or more underwriters through an equity line or similar transaction; provided, however, that the Company may enter into private placement transactions or standard underwriting arrangements that are not "at the market" offerings.

      6.12 No Short Selling. The Underwriter and its Affiliates shall not engage in any short selling activities with respect to the Company's Common Stock.

VII. ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION.

      7.1 Successors and Assigns. Neither this Agreement nor any rights of the Underwriter or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the Underwriter's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Underwriter (a "Permitted Transferee"). The rights and obligations of the Underwriter under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

      7.2 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supercedes all other prior oral or written agreements between the parties, their

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

Affiliates, or persons acting on their behalf. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      7.3 Publicity. Each of the Company and the Underwriter agrees that they will not disclose, and will not include in any public announcement, the name of the other without its prior consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, each of the Company and the Underwriter shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

      7.4 Termination.

            (a) The Company may, in its sole discretion, terminate the Agreement or the Underwriter's obligation to sell, as the Company's Underwriter, on a best efforts basis, any Common Stock for the remainder of the Commitment Period; provided, however, such termination shall not effect the continuing obligations as set forth in this Agreement, including the survival of representations, warranties, covenants and indemnification rights of the Underwriter and obligations relating to the Purchase Option.

            (b) The Underwriter may (in its sole and absolute discretion) terminate this Agreement and its obligation to sell, as the Company's Underwriter, on a best efforts basis, any shares of Common Stock pursuant to a Capital Demand Notice as a result of (i) a breach by the Company of any material representation, warranty, covenant or other obligation in connection with this Agreement, (ii) the failure by the Company to comply with the requirements of
Section 6.2, 6.3, 6.4, 6.5 or 6.6, (iii) the Company, at any date after the date hereof, effecting any merger or consolidation of the Company with or into, or transferring all or substantially all of the assets of the Company to, another entity, or (iv) the Underwriter reasonably determining, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement, but in the case of (i) or (iv) above, the Underwriter may terminate this Agreement only after a 30-day period beginning when the Underwriter gives the Company notice of its intentions to terminate this Agreement (but the Underwriter's right to terminate its obligation to purchase any shares of Common Stock pursuant to a Capital Demand Notice shall not be subject to any delay or contingency) in which, in the case of (i), the Company has not cured such breach as provided above, or, in the case of (iv), the parties negotiate in good faith a reasonable alternative manner not illegal or impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement; provided, however, that such termination shall not affect the continuing obligations of the Company as set forth in this Agreement, including the survival of representations, warranties, covenants and indemnification rights of the Underwriter and obligations relating to the Purchase Option, except that if the Underwriter reasonably determines at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impracticable for the Underwriter to fulfill its commitment pursuant to this Agreement pursuant to clause (iv) above and (A) the Underwriter terminates this Agreement pursuant to such clause prior to the 180 day anniversary from the date hereof and (B) no Capital Demand Notice has been delivered by the Company, then on the date of such termination, the Purchase Option Share Amount shall be reduced by 1,666 shares multiplied by the number of days determined by subtracting the number of days that have elapsed from the date hereof from 180. If the

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

Company shall fail to comply with the requirements under Section 6.2, 6.3, 6.4,
6.5 or 6.6 pursuant to clause (ii) above, the Company shall notify the Underwriter within two (2) days of the time it becomes aware of its failure to comply with any such covenants. If the Underwriter elects to terminate this Agreement pursuant to clause (ii) above, it must first give the Company notice of such election and then may terminate this Agreement only after a 10-day period in which the Company has not cured its failure to comply with such covenants; provided, however, that such termination shall not affect the continuing obligations of the Company as set forth in this Agreement, including the survival of representations, warranties, covenants and indemnification rights of the Underwriter and obligations relating to the Purchase Option. If a Capital Demand Notice has been delivered by the Company to the Underwriter prior to the date that the Underwriter terminates this Agreement pursuant to clause
(iii) above, regardless of the number of days that have elapsed from the date hereof, no reduction to the Purchase Option Share Amount shall take place and the Purchase Option shall remain in full force and effect. The Underwriter may also, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days; provided, however, that such termination shall not affect the continuing obligations of the Company set forth in this Agreement, including the survival of representations, warranties, covenants and indemnification rights of the Underwriter and obligations relating to the Purchase Option. The Underwriter may waive, in its sole and absolute discretion, in whole or in part, any of the termination events contained in this Section 7.4.

VIII. NOTICES; COSTS AND EXPENSES.

      8.1 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery, or (v) transmitted by facsimile and electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

            If to the Company, to:

            Triangle Pharmaceuticals, Inc.
            4 University Place
            4611 University Drive
            Durham, North Carolina 27707
            Attention: Andrew Finkle, Esq.
            Facsimile No.: (919) 402-1192
            Telephone No.: (919) 402-1116
            E-mail: finklera @ tripharm.com

            With a copy (which shall not constitute notice) to:

            Brobeck, Phleger & Harrison LLP
            1633 Broadway
            47th Floor
            New York, New York 10019
            Attention: Ellen Corenswet, Esq.
            Facsimile No.: (212) 586-7878
            E-mail: ecorenswet@brobeck.com

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

            If to the Underwriter, to:

            Ramius Securities, LLC
            666 Third Avenue, 26th Floor
            New York, NY 10017
            Attention: Jeffrey M. Solomon
            Facsimile No.: (212) 845-7999

            With a copy (which shall not constitute notice) to:

            Schulte Roth & Zabel LLP
            900 Third Avenue
            New York, NY 10022
            Attention: Eleazer N. Klein, Esq.
            Facsimile No.: (212) 593-5955
            E-mail: eleazer.klein@srz.com

            Any notice (including, without limitation, a Capital Demand Notice, but excluding any Underwriter Sales Notice, which Underwriter Sales Notice shall be deemed to be delivered on the Trading Day it is delivered, if delivered via facsimile prior to 8:00 p.m.) sent by one party to another with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company, or, if received on any day which is not a Trading Day or after 12:00 noon on a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile or electronic mail during normal business hours of the recipient; provided, that such transmission by facsimile or electronic mail shall have been confirmed received. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the second business day following the date of deposit for delivery of such notice with a reputable air courier service.

      8.2 Costs and Expenses. The Company shall be responsible for the Underwriter's reasonable (a) legal fees and related expenses incurred in entering into this Agreement and all legal fees and expenses related to filings with regulatory authorities, including the SEC and the NASD, up to a maximum amount of $25,000, and (b) out-of-pocket costs and expenses in connection with the performance of its obligations hereunder. All such fees, costs and expenses set forth in the previous sentence, that have been incurred prior to the date hereof, shall be payable upon execution and delivery of this Agreement. In the event the Underwriter sells Common Stock during a Selling Period and the Triggering Amount is under $500,000, the Company shall be responsible for out-of-pocket costs and expenses incurred by the Underwriter while conducting due diligence prior to such Selling Period up to a maximum amount of $4,000 per calendar quarter. Notwithstanding anything contained in this Section 8.2 to the contrary, the Company shall not be responsible for any costs and expenses pursuant to this Section 8.2 in any calendar quarter in which there were no Capital Demand Notices delivered. The Company agrees to pay the Underwriter the amounts due under this Section 8.2 (including expenses for due diligence) that have not yet been paid within thirty (30) days following the Underwriter's request therefor. In the event payment is not received within such thirty (30) day period, Underwriter shall have the right to deduct any such amounts owed by the Company to the Underwriter from any amounts owed by the Underwriter to the Company pursuant hereto.

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

IX. INDEMNIFICATION AND CONTRIBUTION.

      9.1 Indemnification.

            (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Underwriter, the directors, officers, partners, employees and agents of the Underwriter and each Person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC or NASD, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky Laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered in connection with this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Underwriters and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Underwriter.

            (b) In connection with any Registration Statement or any amendment or supplement thereto in which the

PROVISIONAL PATENT APPLICATION HAS BEEN FILED

Underwriter is participating, the Underwriter agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9.1(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages (i) arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in connection with any Registration Statement covering Registrable Securities or (ii) arise out of or are based upon the sale of Common Stock by the Underwriter to any third party pursuant to the Registration Statement despite the fact that the Underwriter has received a Notice of Blocking Period from the Company and has not received the Advice from the Company signaling the end of such Blocking Period; and, subject to Section 9.1(c), such Underwriter will reimburse such Indemnified Parties promptly as such expenses are incurred and are due and payable for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9.1(b) and the agreement with respect to contribution contained in Section 9.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Underwriter, which consent shall not be unreasonably withheld; provided, further, however, that the Underwriter shall be liable under this Section 9.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the Commission to such Underwriter as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Underwriter. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Underwriter. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party

PROVISIONAL PATENT APPLICATION HAS BEEN FILED shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

            (d) The indemnification required by this Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

            (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

      9.2 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9.1 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.1; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

X. GOVERNING LAW; MISCELLANEOUS.

      10.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

      10.2 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

      10.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      10.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this


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Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      10.5 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 9.1 and 9.2 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock.

      10.6 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Article IX.

      10.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      10.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

      10.9 Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Underwriter. The Company therefore agrees that the Underwriter shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      10.10 Consent to Jurisdiction. The parties hereto expressly submit themselves to the exclusive jurisdiction of the federal courts of New York, New York, provided, however, that in the event that the federal courts do not have jurisdiction, then the State courts of New York, New York, in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally consent to


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the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                                      RAMIUS SECURITIES, LLC

                                        By: /s/ JEFFREY M. SOLOMON
                                            ------------------------------------
                                            Name: Jeffrey M. Solomon
                                            Title: Principal


                                              TRIANGLE PHARMACEUTICALS, INC.

                                        By: /s/ CHRIS A. RALLIS
                                            ------------------------------------
                                            Name: Chris A. Rallis
                                            Title: President and
                                                   Chief Operating Officer


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PROVISIONAL PATENT APPLICATION HAS BEEN FILED